UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 29, 2005

Humana Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538
(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202
(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

                  On a monthly basis, the Centers for Medicare and Medicaid Services ("CMS") publishes a summary of Medicare membership by health plan on its web site (www.cms.hhs.gov). CMS's reported membership numbers generally do not agree to those reported quarterly by the company because of timing differences related to membership reporting. Humana estimates its Medicare membership for the second quarter 2005 will be approximately 473,000 to 475,000 members compared to approximately 468,000 Medicare members in Humana Inc. health plans reported on CMS's web site for June 2005.

                  Investors are cautioned that Medicare membership is only one of a series of elements that impact Humana's consolidated financial results, given its diversified businesses.

                  As disclosed in its press release and Form 8-K dated June 22, 2005, the company reiterates its guidance for diluted earnings per common share in the range of $0.47 to $0.50 for the second quarter of 2005 and a range of $2.23 to $2.25 for the year ending December 31, 2005.

                  The forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in the company's Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended March 31, 2005, as filed by Humana with the Securities and Exchange Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: __/s/ Arthur P. Hipwell_____________ Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    June 29, 2005